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                                                                      EXHIBIT 16


June 18, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the "Experts" section of Form S-1 dated June 18, 1996, of Travis Boats & Motors, Inc. and are in agreement with the statements contained in the fourth paragraph therein. We have no basis to agree or disagree with other statements of the Company contained therein.




                                        Devona Jeffery, L.L.C.